Attached to and made part of GROUP ANNUITY CONTRACT NO. AC 2100 between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

TRUSTEES OF THE AMERICAN DENTAL ASSOCIATION MEMBERS RETIREMENT TRUST AND OF THE AMERICAN DENTAL ASSOCIATION MEMBERS POOLED TRUST FOR RETIREMENT PLANS

                                 RIDER NO. 7

IT IS HEREBY AGREED that, effective as of the dates specified herein, said Contract is amended as described below.

1. As of December 1, 1995, the definition of "Aggressive Equity Fund" is amended to read as follows:

           "Aggressive Equity Fund - Equitable's Separate Account No. 200."

2. As of December 9, 1995, the definition of "Balanced Fund" is deleted in its entirety.

3. As of December 9, 1995, the definition of "Equity Funds" is amended to read as follows:

           "Equity Funds - The ADA Foreign Fund, Aggressive Equity Fund,

           Growth Equity Fund, Equity Index Fund, Lifecycle Fund-Conservative and Lifecycle Fund-Moderate."

4. As of December 9, 1995, the definition of "Funding Account" is amended to read as follows:

           "Funding Account - an account maintained under Article II, Article III or Section 4.6 to which contributions to the Trusts are allocated and which is adjusted to reflect, as applicable, interest, income, gains, losses, penalties, expenses, charges and fees. The following Funding Accounts will be maintained: the Five-Year Weekly GRA provided by Equitable, the Money Market Guarantee, the Aggressive Equity Fund, the Growth Equity Fund, the Real Estate Fund, the ADA Foreign Fund, the Equity Index Fund, the Lifecycle Fund-Conservative, the Lifecycle Fund-






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           Moderate and the GRAs offered by a Major Insurance Carrier pursuant to Article III."

5. As of December 9, 1995, the first sentence of the definition of "Separate Account" is amended to read as follows:

           "Separate Account - Pooled Separate Account Nos. 4 and 30 and Separate Account Nos. 191, 195, 197, 198 and 200."

6. As of December 1, 1995, the first sentence of the definition of "Separate Account" is amended to read as follows:

           "Separate Account - Pooled Separate Account Nos. 4 and 30 and Separate Account Nos. 190, 191, 195, 197, 198 and 200."

7. As of Decemeber 1, 1995, the last paragraph of the definition of "Separate Account Unit Value" is amended to read as follows:

           "The Separate Account Unit Values for the Growth Equity Fund and the Real Estate Fund were $10.00 as of January 1, 1968 and August 29, 1986, respectively, the first day those Separate Accounts were offered as Funding Accounts. The Separate Account Unit Value for the Aggressive Equity Fund was $10.00 as of May 1, 1985, the first day that Fund was offered as a Funding Account through Equitable's Pooled Separate Account No. 3. The Separate Account Unit Value for the ADA Foreign Fund was $10.00 as of March 2, 1992, the first day that Separate Account was offered as a Funding Account. The Separate Account Unit Value for the Equity Index Fund was $10.00 as of February 1, 1994, the first day that Separate Account was offered as a Funding Account. The Separate Account Unit Values for the Lifecycle Fund-Conservative and the Lifecycle Fund-Moderate were $10.00 as of May 1, 1995, the first day those Separate Accounts were offered as Funding Accounts. For purposes of this definition, the value of a Separate Account was the aggregate fair market value of all its assets, or, to the extent that the fair market value of certain assets cannot be easily ascertained, their fair value as determined in good faith by Equitable in accordance with accepted accounting practices and applicable laws and regulations."

8. As of December 9, 1995, the first sentence of Section 2.9 is amended to read as follows:

           "2.9 Seven Separate Accounts -- the Growth Equity Fund, the Aggressive Equity Fund, the Real Estate Fund, the ADA Foreign Fund, the Equity





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           Index Fund, the Lifecycle Fund-Conservative and the
           Lifecycle Fund-Moderate--are available as Funding Accounts."

9. As of December 1, 1995, Section 2.11 is deleted in its entirety as it relates to the Balanced Fund, and is replaced by a new Section 2.11 as follows:

           "2.11 Equitable shall maintain Separate Account No. 200, which will be the Aggressive Equity Fund under the Program. Equitable shall cancel all units held by ADA Program participants in Equitable's Pooled Separate Account No. 3 and transfer the cash value to Separate Account No. 200, effective at the opening of business on December 1, 1995. The transfer will not affect the Aggressive Equity Fund Unit Value or the number of Aggressive Equity Fund units credited to any Participant's account. "

10.   As of December 1, 1995, Section 2.12 is amended to read as follows:

           "2.12 Contributions and transfers to the ADA Foreign Fund, the Equity Index Fund and the Aggressive Equity Fund shall be invested in the shares of funds registered under the Investment Company Act of 1940 ("1940 Act") as open-end diversified management investment companies (the "Investment Company") except that normally up to 5% of the market value of the ADA Foreign Fund's assets may be invested in units of Equitable's Separate Account No. 2A for the purpose of maintaining sufficient liquidity to effect transfers or withdrawal requests from the ADA Foreign Fund prior to receipt of proceeds from redemption of shares of the Investment Company. However, if net transfers and withdrawals from the ADA Foreign Fund on any day exceed the amount of the ADA Foreign Fund's investment in Separate Account No. 2A, transfers and/or withdrawals may be deferred pending settlement of the redemption of shares from the Investment Company. If net transfers and withdawals from the Equity Index Fund or the Aggressive Equity Fund exceed the cash available to pay such transfers and/or withdrawals, transfers and/or withdrawals may be deferred pending settlement of the redemption of shares from the Investment Company."

11.   As of December 9, 1995, Section 2.13 is amended to read as follows:

           "2.13 Equitable is the Investment Manager for the Growth Equity Fund and the Real Estate Fund. Equitable hereby acknowledges that it is a fiduciary with respect to any assets of the Trusts that are allocated to any of those Funds, but it is not a fiduciary for any portion of a Separate Account which is under the investment direction of a committee consisting of persons who are not employed by Equitable or any of its affiliates."





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12.   As of December 1, 1995, Section 2.13 is amended to read as follows:

           "2.13 Equitable is the Investment Manager for the Growth Equity Fund, the Balanced Fund and the Real Estate Fund. Equitable hereby acknowledges that it is a fiduciary with respect to any assets of the Trusts that are allocated to any of those Funds, but it is not a fiduciary for any portion of a Separate Account which is under the investment direction of a committee consisting of persons who are not employed by Equitable or any of its affiliates."

13. As of October 23, 1995, the title of Article IV is amended to read as follows:

           "Article IV.  Termination, Replacement and Addition of Funding
           Accounts"

14.   As of October 23, 1995, a new Section 4.1A is added as follows:

           "4.1A Subject to the terms of Sections 2.1, 2.11, 2.12A and Article VII of this Contract, the Trustees may, upon reasonable notice to Equitable under the circumstances, terminate the Trust's participation in any Funding Account and may direct that (a) all or any portion of the Units of such Funding Account held by the Trusts shall be redeemed as of the date of termination of participation and (b) the cash value of such Units on such date be transferred to another Funding Account or paid to the Trustees or to any person designated in writing by the Trustees. As of the date of such termination of participation in a Funding Account, no further contributions from the Trusts may be made to such Funding Account."

15.   As of October 23, 1995, Section 4.2 is amended to read as follows:

           "4.2 The Trustees and Equitable may agree to establish additional Funding Accounts under the Trusts. The Trustees may at any time appoint one or more Investment Managers to manage all or any portion of a Funding Account under this Contract. The Trustees shall give Equitable at least six months notice of the appointment of an Investment Manager to manage the Real Estate Fund and shall give Equitable at least 90 days written notice of any other such appointment. Notwithstanding the foregoing, (a) unless the Money Market Guarantee is terminated in accordance with Section 7.3A, the Trustees may not allow any Investment Manager other than Equitable to offer a money market mutual fund or similar arrangement as a Funding Account under the Trusts, (b) the Trustees may not appoint an Investment Manager for






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           Equitable's Pooled Separate Account Nos. 4 and 30 and (c) Equitable
           may defer the transfer to the new Investment Manager of all or part of the amounts held for the Trusts in the Real Estate Fund for such time as Equitable reasonably considers necessary to obtain the amount to be withdrawn or to protect the interest of other clients in the Real Estate Fund or in Equitable's Pooled Separate Account No. 8."

16.   As of December 1, 1995, Section 4.7 is amended to read as follows:

           "4.7 Equitable reserves the right to suspend the offer of or terminate the ADA Foreign Fund, the Equity Index Fund, the Lifecycle Fund-Conservative, the Lifecycle Fund-Moderate or the Aggressive Equity Fund (the "Outside Funds") in the event that Equitable, in its sole and reasonable discretion, determines that
           (a) investments made for the Outside Funds fail to meet applicable securities laws and the rules and regulations promulgated thereunder, and/or the standard of care required by Section 4240
           (a) (2) (C) of the New York Insurance Law; or (b) it is no longer administratively feasible to maintain any of the Outside Funds."

17.   As of December 1, 1995, Section 5.3 is deleted in its entirety.

18.   As of December 1, 1995, Section 5.4 is changed to read as follows:

           "5.4 An investment management fee shall be paid to Equitable in an amount equal to a percentage of the aggregate amount held for the Trusts in the Growth Equity Fund. The percentage shall be calculated as of the first day of each month, based on the aggregate amount held for the Trusts in the Growth Equity Fund as of the last day of the second previous month, and shall be charged against the Separate Account Unit Value for the Growth Equity Fund on a daily basis during the month, as follows:

           (a) 1/12 of 0.85% of the amount held for the Trusts of the first $2,000,000;

           (b) 1/12 of 0.60% of the amount held for the Trusts of the next $3,000,000;

           (c) 1/12 of 0.40% of the amount held for the Trusts of the next $5,000,000;

           (d) 1/12 of 0.30% of the amount held for the Trusts of the next $15,000,000;





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           (e) 1/12 of 0.25% of the amount held for the Trusts of the next
               $75,000,000; and

           (f) 1/12 of 0.20% of the amount held for the Trusts in excess of $100,000,000."

19.   As of December 9, 1995, Section 5.6 is deleted in its entirety.

20. As of December 1, 1995, the first sentence of Section 5.15 is amended to read as follows:

           "Equitable shall give the Trustees 90 days written notice of any proposed increase in the investment management fees set forth in Sections 5.4 or 5.5."

NEW YORK, NEW YORK

FOR THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES:

     /s/ Joesph J. Melone                     /s/ James M. Benson
Chairman and Chief Executive Officer    President and Chief Operating Officer


       /s/ Pauline Sherman
     Vice President, Secretary
   and Associate General Counsel



  ---------------------------------         ----------------------------------
         Assistant Registrar                          Date of Issue

FOR THE CONTRACTHOLDER: Trustees of the American Dental Association Members Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans

_____________________________, Trustee______________________________,Trustee

_____________________________, Trustee _____________________________,Trustee

_____________________________, Trustee______________________________,Trustee

_____________________________, Trustee _____________________________,Trustee







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_____________________________, Trustee______________________________,Trustee

_____________________________, Trustee _____________________________,Trustee

_____________________________, Trustee______________________________,Trustee

_____________________________, Trustee _____________________________,Trustee